UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2006

Echo Healthcare Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	No.)

8000 Towers Crescent Drive, Suite 1300

Vienna, Virginia, 22182

(Address of principal executive offices)

(703) 448-7688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[   ]     Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

[   ]     Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2006, Echo Healthcare Acquisition Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Pet DRx Acquisition Company (“Merger Sub”), a newly formed, wholly-owned subsidiary of the Company, and XLNT Veterinary Care, Inc. (“XLNT”), pursuant to which Merger Sub will merge with and into XLNT (the “Merger”), with XLNT continuing as the surviving entity.

Pursuant to the Merger Agreement, (i) each share of XLNT’s common stock, par value $.0001 per share (“XLNT Common Stock”) issued and outstanding immediately prior to the effective time (“Effective Time”) of the Merger (including XLNT Common Stock issued upon conversion of XLNT Series A preferred stock, par value $.0001 per share (“XLNT Preferred Stock”), as contemplated by clause (ii) below) shall be converted into and represent the right to receive such number of shares of common stock, par value $.0001 per share, of the Company (“Echo Common Stock”) as is determined by multiplying such share by the Exchange Ratio (as defined below) (the “Merger Consideration”) and (ii) each share of XLNT Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into shares of XLNT Common Stock pursuant to and in accordance with the terms of the XLNT Preferred Stock and shall thereafter represent the right to receive the Merger Consideration. Each share of capital stock of XLNT held in treasury of XLNT or held by Echo or any of its subsidiaries will be cancelled and retired, and no payment will be made with respect thereto.

The aggregate Merger Consideration payable by the Company in connection with the Merger (the “Aggregate Merger Consideration”) shall be the number of shares of Company Common Stock equal to the quotient obtained by dividing (A) the product of (i) the lesser of (x) the consolidated gross revenues for XLNT for the year ending December 31, 2006, including those attributable to hospitals or clinics that are subject to definitive acquisition agreements on or before December 31, 2006 and are subsequently acquired by XLNT on or before March 31, 2007 (the “Acquisition Candidates”) and (y) $60.0 million but in no event less than $48.0 million, multiplied by 2.00 plus $1.0 million by (B) the product of (a) the amount of cash in the Company’s trust fund at the closing of the merger (without deduction for amounts paid in connection with obtaining a fairness opinion from a nationally recognized financial advisor and the conversion by public stockholders of the Company voting against the Merger of up to 19.9% of the shares of common stock issued in the Company’s initial public offering into a pro rata share of the funds held in the Company’s trust fund established in connection with the initial public offering) divided by the number of shares of Company Common Stock issued and outstanding (excluding therefrom any shares of common stock issuable upon exercise or exchange of other Company securities which by their terms are convertible into or exercisable or exchangeable for Company Common Stock) multiplied by (b) 1.25, provided, however, that in no event will the product determined in accordance with this clause (B) exceed $7.20 (as may be adjusted to reflect stock splits, stock dividends, new issuances and similar transactions). The Exchange Ratio shall be equal to the quotient of (x) the Aggregate Merger Consideration, divided by (y) the fully diluted number of outstanding shares of XLNT Common Stock (assuming for purposes of the foregoing calculation that all securities convertible into or exercisable or exchangeable for XLNT Common Stock have been so converted, exercised or exchanged unless otherwise adjusted pursuant to the provisions of the Merger Agreement to reflect the consummation of the Merger) immediately prior to the Effective Time. If at the closing of the Merger the indebtedness of XLNT exceeds $16,500,000 (excluding accounts payable incurred in the ordinary course of business and any XLNT convertible notes that are converted into XLNT Common Stock on or prior to the Closing Date), the Aggregate Merger Consideration shall be reduced on a pro rata basis by an amount equal to the excess indebtedness divided by the price per share of Company Common Stock. To the extent XLNT has third party expenses that will not be paid prior to closing, such expenses will reduce the Aggregate Merger Consideration in an amount equal to the quotient obtained by dividing such expenses by the per share issue price of the Merger Consideration. XLNT has agreed that ten percent of the shares of Echo Common Stock received as Merger Consideration shall be held in an escrow account for purposes of funding XLNT’s indemnification obligations under the Merger Agreement (the “Escrow Fund”).

Echo has agreed to register the shares of Echo Common Stock representing the Aggregate Merger Consideration on a registration statement on Form S-4.

In connection with the evaluation of the Merger, the Board of Directors appointed a special committee (“Special Committee”) consisting of independent directors Eugene A. Bauer, Gary A. Brukardt, Alastair J. Clemow, and Dr. Richard O. Martin. The Merger Agreement and the transactions contemplated thereby were approved unanimously by Echo’s Board of Directors upon the unanimous recommendation of the Special Committee of the Board of Directors.

The vesting of all outstanding options granted or issued under XLNT’s stock option plans (each, an “XLNT Option”) will be accelerated. Each unexercised and outstanding warrant to acquire XLNT Common Stock (each an “XLNT Warrant”) and each XLNT Option shall be automatically converted at the Effective Time into an option or warrant, as appropriate, to purchase that number of shares of Echo Common Stock equal to the number of shares of XLNT Common Stock subject to the XLNT Option or XLNT Warrant, as appropriate, immediately prior to the Effective Time multiplied by the Exchange Ratio, with an exercise price per share equal to the exercise price per share that existed under the corresponding XLNT Option or XLNT Warrant, as appropriate, divided by the Exchange Ratio, and with other terms and conditions that are the same as the terms and conditions of such XLNT Option or XLNT Warrant, as appropriate, immediately before the Effective Time.

The Merger is subject to customary closing conditions, including approval of the transaction by the stockholders of the Company and the stockholders of XLNT, the expiration or termination of any applicable antitrust waiting periods, receipt of any other regulatory approvals, and other customary closing conditions. In addition to the standard closing conditions, the Merger Agreement contains the following conditions to the Company’s obligations, some of which were specifically negotiated by the Company:

•

XLNT’s representations and warranties must be true and correct, disregarding any materiality qualifiers contained therein, except where such failure to be true and correct, individually or in the aggregate, has not had, and would not reasonably be likely to result in a Material Adverse Effect (as defined in the Merger Agreement).

•	Certain Shareholders of XLNT and of the Company shall have executed a Lock-up Agreement, a Co-Sale Agreement and a Board Voting Agreement, as applicable.

•	Nothing shall have occurred that results in a Material Adverse Effect.

•	Holders of 20% or more of Echo Common Stock cannot have exercised conversion rights under the Company’s Certificate of Incorporation.

•	Holders of 5% or more of XLNT Common Stock cannot have exercised dissenters’ rights under Delaware law.

•

Immediately prior to the closing of the merger, XLNT shall not have outstanding, on a fully-diluted basis, more than 19,500,000 shares of XLNT Common Stock (the “Cap”); provided, however, XLNT may issue securities (including securities exercisable or exchangeable for, or convertible into, XLNT Common Stock) that would not exceed the Cap determined as of the closing of the merger, provided that (i) any equity security convertible into XLNT Common Stock shall have a conversion price of at least $4.75 and (ii) any debt security convertible into XLNT Common Stock shall have a conversion price of at least $5.50, except for warrants issued as a yield enhancement or mezzanine debt.

•	XLNT must have a positive working capital as of the end of the month immediately preceding the month in which the closing of the merger occurs.

XLNT’s obligations are conditioned upon the accuracy of the Company’s representations and warranties and each founding stockholder of the Company executing a lock-up agreement. The parties presently expect to close the Merger in the second quarter of 2007.

The Company and XLNT have made customary representations, warranties and covenants in the Merger Agreement, including, among others, XLNT’s covenant not to directly or indirectly, solicit or encourage competing offers or engage in discussions regarding an acquisition proposal, but XLNT may, prior to the adoption of the Merger Agreement by its stockholders, respond to unsolicited written competing offers if its special committee or board of directors determines that a failure to respond would likely be a breach of its fiduciary responsibilities. If an unsolicited acquisition proposal is received that XLNT’s board determines is a better opportunity for XLNT and its stockholders (a “Superior Proposal”), XLNT must provide the Company with prior written notice of the receipt of the Superior Proposal. Generally speaking, a “Superior Proposal” must be for the acquisition of at least 90% of XLNT’s stock or all or substantially all of its assets and have terms determined to be superior to the Company’s offer. Subject to certain limited exceptions to permit XLNT’s board of directors to comply with its fiduciary duties, XLNT agrees not to revoke or alter in any way adverse to the Company the recommendation of XLNT’s board of directors that its stockholders adopt the Merger Agreement and thereby approve the Merger.

XLNT has also agreed that between the date of the signing of the Merger Agreement and December 31, 2006, XLNT shall continue to present for the approval of its Board of Directors, in a manner consistent with its current practice, new letters of intent or definitive agreements for any hospital or clinic acquisitions or group of hospital or clinic acquisitions. If any such hospital or clinic acquisition, or group of hospital or clinic acquisitions, presented to XLNT’s Board of Directors at a particular time, have a purchase price (aggregated in the case of a group of acquisitions) that exceeds either (i) six times such target’s (or targets’) trailing twelve month earnings before interest, taxes, depreciation and amortization (“EBITDA”) as of the end of the most recent fiscal quarter of such target or (ii) 1.1 times the aggregate of such target’s (or targets’) trailing twelve month revenue as of the end of the most recent fiscal quarter of such target (or targets), any such acquisition or group of acquisitions shall be subject to the approval of an acquisition committee (“Acquisition Committee”) of the Company’s Board of Directors consisting of one person that the Company expects to designate as its post-closing Board of Directors nominee, one member of the Company’s Special Committee and an additional person who is a member of the Company’s Board of Directors. If the Acquisition Committee does not respond within seven days, it will be deemed to have approved the acquisition.

XLNT’s stockholders will indemnify the Company and its representatives, assigns, and successors for any breach of any representation or warranty by XLNT, the failure to fulfill a covenant by XLNT, or the settlement of any claim for dissenter rights to the extent such claim exceeds $7.20 per share. The Company will indemnify XLNT’s stockholders and their representatives, assigns and successors for any breach of any representation or warranty by the Company or the failure to fulfill a covenant by the Company. The indemnifications of XLNT’s stockholders are subject to a first-dollar basket and are limited to the Escrow Fund. The Company’s indemnification obligations are also subject to a first-dollar basket and will not exceed an aggregate of an amount equal to ten percent of the Aggregate Merger Consideration.

The Merger Agreement contains certain termination rights for both the Company, on the one hand, and XLNT, on the other, and provides that, upon the termination of the Merger Agreement under specified circumstances, XLNT will be required to pay a fee of $5 million to the Company plus documented, reasonable out of pocket expenses incurred by the Company in pursuing the transactions contemplated by the Merger Agreement.

The Merger Agreement may be terminated by either party upon the occurrence of any of the following:

•	mutual written consent of the parties;

•

if the Merger has not occurred by October 31, 2007 (provided that this termination date shall be reduced by each day XLNT delivers certain required historical audited financial statements in advance of December 15, 2006);

•	if a governmental entity has issued a non-appealable final decree, order or ruling or other final action permanently restraining or otherwise prohibiting the Merger;

•	the Company’s stockholders reject the proposed transaction (provided that such right to terminate shall be predicated on the Board’s continued support of transaction); or

•	Holders of 20% or more of Echo Common Stock exercise their conversion rights.

XLNT can terminate the Merger Agreement upon the occurrence of any of the following:

•	the Company has breached any of its representations, warranties or covenants and any curable breach has not been cured by thirty days after XLNT notifies the Company of such breach;

•	XLNT decides to accept a “Superior Proposal;"

•	If XLNT’s stockholder’s fail to approve (provided that such right to terminate shall be predicated on the XLNT Board’s continued support of transaction).

The Company can terminate the Merger Agreement upon the occurrence of any of the following:

•	XLNT has breached any of its representations, warranties or covenants and any curable breach has not been cured by thirty days after the Company notifies XLNT of such breach;

•	XLNT fails to deliver certain required historical audited financial statements by December 15, 2006; provided such termination must occur by December 31, 2006; and

•

XLNT’s annualized trailing twelve months revenue as of December 31, 2006 (together with any Acquisition Candidates) is less than $48,000,000 or the annualized consolidated hospital EBITDA for XLNT (together with any Acquisition Candidates) based on the trailing twelve month period ending December 31, 2006 is less than $8,150,000, which termination right shall exercisable within five (5) business days after: (a) XLNT notifies the Company that XLNT does not reasonably believe that it will meet one of the foregoing targets; or (b) March 31, 2007 if either or both of the targets are not met due to the failure by XLNT to complete the acquisition of certain acquisition candidates.

In connection with the Merger Agreement, certain stockholders of XLNT that beneficially own shares of XLNT Common Stock or XLNT Preferred Stock (the “XLNT Affiliates”) have entered into a Voting Agreement with the Company and Merger Sub pursuant to which the XLNT Affiliates granted the Company an irrevocable proxy to vote the shares of XLNT common stock or XLNT preferred stock that they collectively own and any subsequently acquired shares in favor of adoption the Merger Agreement and approval of the Merger. The Voting Agreement, with certain exceptions, also restricts the parties to the agreement from transferring any shares subject to the agreement.

The XLNT Affiliates have also agreed to vote against (i) any action, transaction, proposal, agreement or amendment to XLNT’s charter or bylaws that would be reasonably expected to materially prevent, impede, or adversely affect the Merger or any related transactions, and (ii) any competing proposal to acquire XLNT. The XLNT Affiliates will grant to Echo an irrevocable proxy with respect to the foregoing matters. The XLNT Affiliates also agree to a “no-shop” provision and to not deposit their shares in a voting trust.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement and the Company’s press release dated September 11, 2006, attached hereto as Exhibits 10.1 and 99.1, respectively, and incorporated herein by reference.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.

This report is being made in respect of a proposed merger transaction involving the Company and XLNT. In connection with the transaction, the Company will file with the SEC a registration statement on Form S-4, which shall contain a prospectus and proxy statement and other documents concerning the proposed transaction as soon as practicable. Before making any voting or investment decision, stockholders are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

The final prospectus and proxy statement will be mailed to the Company’s stockholders. In addition, the registration statement on Form S-4, final prospectus and proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. In addition, stockholders may obtain free copies of the documents (when they are available) filed with SEC by the Company by directing a request to: Echo Healthcare Acquisition Corp., 8000 Towers Crescent Drive, Suite 1300, Vienna, Virginia 22182, Attn: Joel Kanter.

The Company and its directors and executive officers, Morgan Joseph & Co. Inc., Roth Capital Partners, LLC and directors, officers and affiliates of XLNT may also may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding the Company’s directors and executive officers is detailed in its prospectus previously filed with the SEC on March 17, 2006, and will be available, together with information concerning the directors, officers and affiliates of XLNT, in the Form S-4 and final prospectus and proxy statement relating to the proposed transactions, when they become available.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 7.01	Regulation FD Disclosure.

Beginning on September 11, 2006,  the Company intends to meet with investors to discuss the Merger and the Merger Agreement. A copy of the presentation to be used at the meetings is furnished as Exhibit 99.2 to this report.

The information in this Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On September 11, 2006, the Company issued a press release, a copy of which is furnished as an exhibit to this Form 8-K, announcing the execution of the Merger Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Agreement and Plan of Merger by and among Echo Healthcare Acquisition Corp., Pet DRx Acquisition Company, and XLNT Veterinary Care, Inc., dated September 11, 2006
Exhibit 99.1	Press Release, dated September 11, 2006.

Exhibit 99.2	Investor Presentation, dated September 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO HEALTHCARE ACQUISITION CORP. (Registrant)
By: /s/	Joel Kanter Joel Kanter President and Secretary
Date: September 11, 2006